CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

US-Nobel Primary Education Development Int’l, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated August 11, 2015, with respect to the financial statements of  US-Nobel Primary Education Development Int’l, Inc. in its registration statement Form S-1/A relating to the registration of 49,900,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

August 11, 2015

5201 Eden Avenue

Suite 300

Edina, MN  55436

630.277.2330